EXHIBIT 4.0

                    Subscription Agreement with Registration
                           and Other Protective Rights

                             SUBSCRIPTION AGREEMENT

World Diagnostics Inc.
15271 NW 60th Ave., #201
Miami Lakes, FL 33014

         Re: SUBSCRIPTION AGREEMENT FOR UNITS OF WORLD DIAGNOSTICS INC.

Gentlemen:

                  1. The undersigned hereby tenders to World Diagnostics Inc. (the "Company") this subscription agreement (the "Subscription Agreement"), and applies to purchase ten (10) Units at $50,000 per Unit, and tenders herewith $500,000.00. Each Unit consists of 50,000 shares of Common Stock of the Company (the "Common Stock"), 50,000 Common Stock A Purchase Warrants of the Company, substantially in the form attached hereto as Exhibit A ("A Warrants"), and 50,000 Common Stock B Purchase Warrants of the Company, substantially in the form attached hereto as Exhibit B ("B Warrants") (the A Warrants and B Warrants being referred to collectively as the "Purchase Warrants").

                  2. Representations and Warranties of the Undersigned. In order to induce the Company to accept this subscription, the undersigned hereby represents and warrants to, and covenants with, the Company as follows:

                  (i) The undersigned has received and reviewed the Company's 10QSB for the quarters ending June 30, 2000 and September 30, 2000 (collectively, the "Quarterly Report"), its most recent annual report on Form 10KSB (the "Annual Report"), and the Company's Schedule 14C Definitive Information Statement, filed on August 7, 2000 (the "Information Statement", and together with the Quarterly Report and the Annual Report, the "Reports"), and except for the Reports, the undersigned has not been furnished with any other materials or literature relating to the offer and sale of the Units;

                  (ii) The undersigned has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company and the offering, and all such questions, if any, have been answered to the full satisfaction of the undersigned;

                  (iii) The undersigned has such knowledge and expertise in financial and business matters that the undersigned is capable of evaluating the merits and risks involved in an investment in the Units;

                  (iv) The Confidential Purchaser Questionnaire being delivered by the undersigned to the Company simultaneously herewith is true, complete and correct in all material respects; and the undersigned understands that the Company has determined that the exemption from the registration provisions of the Securities Act of 1933, as amended (the "Act"), which is based upon non-public offerings are applicable to the offer and sale of the Units, based, in part, upon the representations, warranties and agreements made by the undersigned herein and in the Confidential Purchaser Questionnaire referred to above;

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                  (v) Except as set forth herein and in the Reports, no
representations or warranties have been made to the undersigned by the Company or any agent, employee or affiliate of the Company and in entering into this transaction the undersigned is not relying upon any information, other than that contained herein or in the Reports and the results of independent investigation by the undersigned;

                  (vi) The undersigned understands that (A) neither the Common Stock nor the Common Stock A and B Purchase Warrants comprising the Units have been registered under the Act or the securities laws of any state, based upon an exemption from such registration requirements for non-public offerings pursuant to exemptions from registration under the Act; (B) the Units are and will be "restricted securities", as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Act; (c) the Units may not be sold or otherwise transferred unless they have been first registered under the Act and all applicable state securities laws, or unless exemptions from such registration provisions are available with respect to said resale or transfer;
(D) except as set forth below, the Company has no obligation to register the Units under the Act or any state securities laws, or to take any action to make any exemption from any such registration provisions available; (E) the certificates for the Common Stock and Warrants will bear a legend to the effect that the transfer of the securities represented thereby is subject to the provisions hereof; and (F) stop transfer instructions will be placed with the transfer agent for the Common Stock.

                  (vii) The undersigned is acquiring the Units solely for the account of the undersigned, for investment purposes only, and not with a view towards the resale or distribution thereof in violation of securities laws;

                  (viii) The undersigned will not sell or otherwise transfer any of the Units or any interest therein other than to an Affiliate (as defined below), unless and until (i) said Common Stock shall have first been registered under the Act and all applicable state securities laws; or (ii) the undersigned shall have first delivered to the Company a written opinion of counsel (which counsel and opinion (in form and substance) shall be reasonably satisfactory to the Company), to the effect that the proposed sale or transfer is exempt from the registration provisions of the Act and all applicable state securities laws;

                  (ix) The undersigned has full power and authority to execute and deliver this Subscription Agreement and to perform the obligations of the undersigned hereunder; and this Subscription Agreement is a legally binding obligation of the undersigned in accordance with its terms;

                  (x) The undersigned is an "accredited investor," as such term is defined in Regulation D of the Rules and Regulations promulgated under the Act; and

                  (xi) The undersigned acknowledges that it has reviewed and understands the risks set forth on Exhibit C attached hereto.

                  3. Representations and Warranties of the Company. In order to induce the undersigned to accept this subscription, the Company hereby represents and warrants to, and covenants with, the undersigned as follows:

         (i) Upon acceptance by the Company, the Subscription Agreement will be duly authorized, executed and delivered by, and will be a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization moratorium or other similar laws relating to or affecting the rights and remedies of creditors by general equitable principles.

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         (ii) The Common Stock and the Purchase Warrants to be purchased by the undersigned from the Company have been duly authorized for issuance and sale pursuant to this Subscription Agreement and, the Common Stock, including the Common Stock issued upon exercise of the Purchase Warrants, when issued and delivered by the Company pursuant to this Subscription Agreement, will be validly issued, fully paid and nonassessable, as applicable.

         (iii) Subsequent to the filing of the Reports, to the best of the Company's knowledge (which, for purposes hereof, includes the knowledge of the Company's officers, employees, agents and subsidiaries), after due inquiry, there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a "Material Adverse Change").

         (iv) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Reports and, in the case of the Company, to enter into and perform its obligations under this Subscription Agreement. Each of the Company and each subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

         (v) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company's execution, delivery and performance of this Subscription Agreement and consummation of the transactions contemplated hereby
(a) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, (b) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (c) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, except such as have been obtained or made by the Company and are in full force and effect under the Act and all applicable state securities or blue sky laws.

         (vi) The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Units will not be, an "investment company" within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

         (vii) Assuming the truth and accuracy of the representations of the undersigned in this Subscription Agreement and its Confidential Purchaser Questionnaire, and the representations of the other investors executing Subscription Agreements and Confidential Purchaser Questionnaires with the Company in connection with the issuance of Units, the offer and sale of the Units are not required to be registered under the Act, and all registrations, qualifications or notices required under any state "blue sky" law in connection with the offer and sale of Units have been or, as of the date of the effectiveness of the offering of the Units, will be duly effected.

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         (viii) Since the Company became a reporting company under the
Securities Exchange Act of 1934, as amended, the Company has timely filed with the SEC (as defined below) all reports, filings and registration statements required to be filed by it pursuant to the federal securities laws and has made all other filings with the SEC required to be made therewith. Subject to the disclosures made in the Information Statement, each Quarter Report and Annaula Report did not (as of their effective dates) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, was in compliance in all material respects with the requirement of its respective report form and as of the date hereof there is no fact or facts not disclosed in the Reports that relate specifically to the Company and its subsidiaries and that could, individually or in the aggregate, result in a Material Adverse Change.

         (ix) To the best of the Company's knowledge, no shareholder of the Company or any other person has any preemptive right, right of first refusal or similar right to subscribe for or purchase securities of the Company arising with respect to any issuance, sale or delivery by the Company of securities of the Company.

                  4. Registration Rights. In consideration of the purchase in this offering by the undersigned of one or more Units, and in recognition of the financial benefits to the Company in connection therewith, the Company hereby agrees that the undersigned shall have the rights with respect to the registration and sale of the securities comprising the Units (collectively referred to as "Securities"), which are set forth in this paragraph 4. In connection with the rights so provided, the Company will bear the expenses of such registration other than underwriter discounts and commissions attributable to the Securities sold by investors thereunder, fees and expenses of counsel for the investors who sell such Securities, and transfer taxes payable by such sellers. The Company will indemnify the sellers and any underwriters against claims and losses due to material misstatements or omissions in the registration statement other than misstatements or omissions based on information provided by such sellers. Each seller of Securities will indemnify the Company and the underwriters against claims and losses due to material misstatements or omissions in the registration statement based on information provided in writing by such seller specifically for use therein.

                  (i) Standing Registration. Within 30 days after completion of the offering of the Units, the Company shall file with the U.S. Securities and Exchange Commission (the "SEC"), and applicable state securities regulators, a registration statement covering the public offering and sale of all the Securities (both the Common Stock, the Purchase Warrants, and the Common Stock issuable upon the exercise of the Purchase Warrants) issued by the Company in the offering. The Company shall cooperate with the SEC in its review and approval of such registration statement, and will use all reasonable efforts to diligently pursue the effectiveness of such registration statement at the earliest possible date. The Company shall use every reasonable effort to maintain the effectiveness of such registration statement covering each of the Common Stock and Purchase Warrants for sixty months after the date upon which it first becomes effective. In furtherance thereof, the Company shall amend the registration statement from time to time in accordance with applicable legal requirements, and shall prepare and file all required public reports under applicable securities laws. The Company acknowledges that the registration of the Securities, and the continued status of the Securities as registered securities, is a material factor in the decision of the undersigned to purchase a Unit. In furtherance thereof, the Company will take all reasonable steps which are required in order for its Common Stock to continue to be traded in the OTCBB System; for its Purchase Warrants to be listed on the OTCBB System if and when such warrants so qualify and the Company agrees to cooperate in the effort of any holder of Securities to accomplish the same. In the event the company applies for NASDAQ listing for its common stock it will also take all reasonable steps which are required in order for its warrants to be listed at the same time.

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                 (ii) Registration by Request. Notwithstanding the foregoing paragraph (i); if at any time during the sixty-month period set forth in the preceding paragraph, a registration statement covering all Securities is not currently in effect under any applicable securities law, the holder or holders of Units purchased in this offering may require the Company to promptly prepare and file a registration or registrations of Securities of the Company under the Act and under applicable state securities laws (a "Request for Registration"). Upon receipt of a Request for Registration, the Company shall notify all other holders of Units purchased in this offering of the receipt of such Request for Registration, and shall include in such registration statement any Securities of such holders which the holder(s) request that the Company so register.

                (iii) "Piggy-Back" Registration. Notwithstanding the foregoing paragraphs (i) and (ii), if at any time during the sixty-month period following the completion of the offering, a registration statement covering the Securities is not currently in effect and the Company proposes to file any registration statement covering any Securities, the Company shall notify all other holders of Units purchased in this offering of its intention to file such a registration statement. Upon receipt of such notice of an intent to file a registration statement, the holder or holders of Units purchased in the offering may require the Company to include in such registration statement Common Stock of such holders which the holder(s) request that the Company so register.

                 (iv) Prevention of Detrimental Impact on Private Placement. The
                      Company hereby agrees to: while the Purchase Warrants are outstanding, the Company will not issue common shares, other warrants or rights to acquire Common Stock ("Competing Interests") if such issuance will have a negative economic impact on the value of the Purchase Warrants, on the stock issued in this Private Placement or the Common Stock that could be acquired by the exercise of such Purchase Warrants. For the purpose of this paragraph the issuance of a Competing Interest will be presumed to be detrimental if: (a) the Competing Interest can be exercised to acquire the Common Stock while the Purchase Warrants are outstanding; (b) the trigger price or the exercise price of the Competing Interest is more advantageous than the comparable price under the Purchase Warrants, or the number of shares of Common stock that can be acquired under the Competing Interest is proportionally more advantageous than the number that could be acquired for the investment of a like amount under the Purchase Warrants and (c) shares are issued for consideration less than $1.00 per share. Notwithstanding the foregoing prohibition, the Company may issue a Competing Interest if, prior to or concurrently with such issuance, the Company adjusts the terms of the Purchase Warrants and adjust the cost basis of the private placement common shares by issuing additional shares of common, without additional charge to the holders of the Purchase Warrants or Private Placement Common Shares, to provide terns that are no less advantageous than those of the Competing Interests.

                  (v) Failure to Register. If the Company fails to register the
                      Securities as required under the terms of this Agreement, then the strike price of both the "A" Warrants and the "B" Warrants shall be reduced as set forth below, and the Purchase Warrants may be exercised at anytime on a "cashless exercise" basis permanently. If the failure to effect and maintain registration of the Securities continues after March 31, 2001, the strike price shall be reduced by 25%. If such failure continue or occurs after June 30, 2001, the strike price shall be permanently reduced to $0.25.

         5. The undersigned understands that this subscription is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company's execution of this subscription Agreement where indicated. This Subscription Agreement shall be null and void if the Company does not accept it as aforesaid.

         6. The undersigned understands that the Company may, in its sole discretion, reject this subscription and, in the event that this offering is oversubscribed, offer partial Units or reduce this subscription in any amount and to any extent, whether or not pro rata reductions are made of any other investor's subscription.

         7. The undersigned agrees to indemnify the Company and hold it harmless from and against any and all losses, damages, liabilities, costs and expenses which it may sustain or incur in connection with the breach by the undersigned of any representation, warranty or covenant made by it herein.

         8. Neither this Subscription Agreement nor any of the rights of the undersigned hereunder may be transferred or assigned by the undersigned. However, the undersigned may at any time assign any or all of its rights under this Subscription Agreement in connection with a sale or transfer of the Units to any of its Affiliates, provided such assignee agrees in writing to be bound by the terms herein applicable to undersigned. For purposes of this Section 8, "Affiliate" means any person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with the undersigned and without limitation including: (i) Shamrock Holdings, Inc., a Delaware corporation ("SHI") and Shamrock Holdings of California, Inc., a California corporation ("SHOC"); (ii) any entity which 50% or more of its voting or equity securities are owned, directly or indirectly by, SHI, SHOC, any executive officers of SHI or SHOC, any member of the Roy E. Disney family (or any trust for his/her benefit) and/or Nava Swersky Sofer (or any of her affiliates) and
(iii) any entity in which SHI or SHOC or any of the foregoing referenced in clause (ii) serves as a general partner or manager.

         9. This Subscription Agreement (i) may only be modified by a written instrument executed by the undersigned and the Company; and (ii) sets forth the entire agreement of the undersigned and the Company with respect to the subject matter hereof; and (iii) shall inure to the benefit of, and be binding upon the Company (upon its acceptance) and the undersigned and its respective heirs, legal representatives, successors and assigns.

         10. Unless the context otherwise requires, all personal pronouns used in this Subscription Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders.

         11. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by certified or registered mail, return receipt requested, postage prepaid, as follows: if to the undersigned, to the address set forth in the Confidential Purchaser Questionnaire referred to above; and if to the Company, to World Diagnostics Inc., 15271 NW 60th Ave., #201, Miami Lakes, FL 33014.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement
this                       day of December, 2000.

                                   SUBSCRIBER

                                            TREFOIL TECH INVESTORS, L.P.
                                            By its General Partner,
                                            TREFOIL TECH ADVISORS, INC.

                                            By: _________________________
                                                Robert G. Moskowitz
                                                Vice President

                                            WORLD DIAGNOSTICS INC.

                                            By: _______________________
                                                Name:
                                                Title:

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                                                                       EXHIBIT A

                             WORLD DIAGNOSTICS INC.
                  "A" WARRANT FOR THE PURCHASE OF COMMON SHARES

No. W -                                             _____ Shares of Common Stock

         FOR VALUE RECEIVED, WORLD DIAGNOSTICS INC., a Delaware corporation (the "Company"), hereby certifies that or its permitted assigns is entitled to purchase from the Company, at any time or from time to time after October 1, 2000 but prior to 5:00PM on October 1, 2005, Thousand ( ) fully paid and non-assessable shares of common stock, par value $0.01 per share, of the Company for an aggregate purchase price of $_____ (computed on the basis of $1.375 per share). (Hereinafter, (i) said common shares, together with any other equity securities which may be issued by the Company in substitution therefor, are referred to as the "Common Shares", (ii) the Common Shares purchasable hereunder are referred to as the "Warrant Shares", (iii) the aggregate purchase price payable hereunder for the Warrant Shares is referred to as the "Aggregate Warrant Price", (iv) the price payable hereunder for each of the Warrant Shares, as adjusted in the manner set forth in Section 3, is referred to as the "Per Share Warrant Price" and (v) this Warrant and all warrants hereinafter issued in exchange or substitution for the Warrant are referred to as the "Warrants".) The Aggregate Warrant Price is not subject to adjustment. The Per Share Warrant Price and the number of Warrant Shares are subject to adjustment as hereinafter provided.

                  1. EXERCISE OF WARRANT. This Warrant may be exercised, in whole at any time or in part from time to time, on and after October 1, 2000, but prior to 5:00PM on October 1, 2005, by the holder of this Warrant (the "Holder") by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the principal office of the Company's counsel Herrick, Feinstein LLP, 2 Park Avenue, New York, New York 10016, together with proper payment of the Aggregate Warrant Price applicable on such date, or the proportionate part thereof if this Warrant is exercised in part. Payment for Warrant Shares shall be made by check or checks, payable to the order of the Company. If this Warrant is exercised in part, this Warrant must be exercised for a whole number of Warrant Shares, and the Holder is entitled to receive a new Warrant covering the number of Warrant Shares in respect of which this Warrant has not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon such surrender of this Warrant, the Company will (a) issue a certificate or certificates in the name of the Holder for the largest number of whole Warrant Shares to which the Holder shall be entitled and, if this Warrant is exercised is whole, in lieu of any fractional shares (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (b) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

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                  2.  WARRANT CALL PROVISION. The Company shall have the right to redeem the Class A Redeemable Warrants at any time at $.10 per Class A Redeemable Warrant, on 30 days prior written notice ("Notice Period"), if the closing bid price of the common stock exceeds $3.50 (subject to adjustment) for 14 consecutive trading days AND the warrants and their corresponding underlying shares have had a registration statement in effect continuously for the 30 days preceding the date of the redemption notice. The 30 days prior written notice must be sent within ten business days of the 14 consecutive trading day period. If the Class A Redeemable Warrants are redeemed, Class A Redeemable Warrant holders will lose their right to exercise the Warrants except during the Notice Period. Redemption of the Class A Redeemable Warrants could force the holders to exercise the Class A Redeemable Warrants at a time when it may be disadvantageous for the holders to do so or to sell the Class A Redeemable Warrants at the then market price or accept the redemption price, which likely would be substantially less than the market value of the Class A Redeemable Warrants at the time of redemption.

                  3. RESERVATION OF WARRANT SHARES. The Company agrees that, prior to the expiration of this Warrant, the Company will at all times have authorized and will reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares receivable upon the exercise of this Warrant, the Warrant Shares and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer (except as may arise under applicable securities laws) and free and clear of all preemptive rights.

                  4.  PROTECTION AGAINST DILUTION.

                  a)   If, at any time or from time to time after the date of
                      this Warrant, the Company shall issue to the holders of the Common Shares any Common Shares by way of a stock dividend or stock split (including, without limitation, a reverse stock split), then, and in each such case, the Per Share Warrant Price on the date of such stock dividend or stock split shall be adjusted, or further adjusted, to a price (to the nearest cent) determined by dividing (i) an amount equal to the number of Common Shares outstanding immediately prior to such issuance multiplied by the Per Share Warrant Price in effect immediately prior to such issuance by (ii) the total number of Common Shares outstanding immediately after issuance. Upon each adjustment in the Per Share Warrant Price resulting from a stock split or stock dividend, the number of Warrant Shares shall be adjusted by dividing the Aggregate Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment. Notice of each adjustment and each such readjustment shall be forthwith mailed to the Holder.

                  b)    If the Company shall be consolidated with or merged into
                      another corporation, or shall sell all or substantially all of its assets in part of a reorganization to which the Company is a party within the meaning on the Internal Revenue Code of 1986, as presently in effect, or shall issue a security convertible into its Common Shares as a dividend on its Common Shares, or shall reclassify or reorganize its capital structure (except a stock split covered by Subsection 3(a) hereof), each Warrant Share shall be replaced for the purposes hereof by the securities or properties issuable or distributable in respect on one Common Share upon such consolidation, merger, sale, reclassification or reorganization, and adequate provisions to the effect shall be made at the time thereof. Notice of such consolidation, merger, sale, reclassification or reorganization, and of said provisions so proposed to be made, shall be mailed to the Holder not less than 15 days prior to such event.

                  c)    If the Company shall sell all or substantially all of
                      its assets, other than as part of a reorganization to which the Company is a party within the meaning of the Internal Revenue Code of 1986, as presently in effect, or shall distribute its assets in dissolution or liquidation (other than as part of such a reorganization), the Company shall mail notice thereof to the Holder and shall make no distribution to shareholders until the expiration of 15 days from the date of mailing so said notice and then only to shareholders of record as of date at least 15 days after the date of the mailing of said notice. If this sale is for cash, then each Warrant Share may be converted into 1/3 of a share of common stock.

                  d)    If the Board of Directors of the Company shall declare
                      any dividend or other distribution in cash with respect to the Common Shares, other than out of surplus, the Company shall mail notice thereof to the Holder not less than 15 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution.

                  5. FULLY PAID SHARES; TAXES. The Company agrees that the Common Shares represented be each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per Warrant Share is at all time equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or Certificate therefor.

                  6. LOSS, ETC. OF WARRANT. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnify reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, and upon reimbursement of the Company's reasonably incidental expenses, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

                  7. WARRANT HOLDER NOT SHAREHOLDER. Except as otherwise provided therein, this Warrant does not confer upon the Holder any right to vote or to consent or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

                  8. COMMUNICATION. No notice or other communication under this Warrant shall be effective unless the same is in writing and is mailed by first class mail, postage prepaid, addressed to:

                      (a) the Company at 15271 NW 60th Ave., #201, Miami Lakes,
                          FL 33014, or such other address as the Company has designated in writing to the Holder, or

                      (b) the Holder at ____________________________________ or
                          such other address as the Holder has designated in writing to the Company.

                  9. HEADINGS. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

                  10. APPLICABLE LAW. This Warrant shall be governed by and
                      construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, World Diagnostics Inc. has caused this Warrant to be signed by its President and its corporate seal to be hereunto affixed this _____ day of _______, 2000.

ATTEST:                                     WORLD DIAGNOSTICS INC.

(Corporate Seal)                            __________________________________

                                  SUBSCRIPTION

         The undersigned, _____________________________________________________
pursuant to the provisions of the Warrant, dated October 1, 2000, granted World Diagnostics Inc. for __________ Common Shares hereby elects to purchase ________ (______________) Common Shares of World Diagnostics Inc. covered by this Warrant.

Dated: ___________________, 2000.

                                       Signature: _____________________________

                                                                       EXHIBIT B

                             WORLD DIAGNOSTICS INC.
                  "B" WARRANT FOR THE PURCHASE OF COMMON SHARES

No. W -                                            ______ Shares of Common Stock

         FOR VALUE RECEIVED, WORLD DIAGNOSTICS INC., a Delaware corporation (the "Company"), hereby certifies that or its permitted assigns is entitled to purchase from the Company, at any time or from time to time after October 1, 2000 but prior to 5:00PM on October 1, 2005, _____ Thousand ( ) fully paid and non-assessable shares of common stock, par value $0.01 per share, of the Company for an aggregate purchase price of $_____ (computed on the basis of $1.625 per share). (Hereinafter, (i) said common shares, together with any other equity securities which may be issued by the Company in substitution therefor, are referred to as the "Common Shares", (ii) the Common Shares purchasable hereunder are referred to as the "Warrant Shares", (iii) the aggregate purchase price payable hereunder for the Warrant Shares is referred to as the "Aggregate Warrant Price", (iv) the price payable hereunder for each of the Warrant Shares, as adjusted in the manner set forth in Section 3, is referred to as the "Per Share Warrant Price" and (v) this Warrant and all warrants hereinafter issued in exchange or substitution for the Warrant are referred to as the "Warrants".) The Aggregate Warrant Price is not subject to adjustment. The Per Share Warrant Price and the number of Warrant Shares are subject to adjustment as hereinafter provided.

                  1. EXERCISE OF WARRANT. This Warrant may be exercised, in whole at any time or in part from time to time, on and after October 1, 2000, but prior to 5:00PM on October 1, 2005, by the holder of this Warrant the ("Holder") by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the principal office of the Company's counsel Herrick, Feinstein LLP, 2 Park Avenue, New York, NY 10016, together with proper payment of the Aggregate Warrant Price applicable on such date, or the proportionate part thereof if this Warrant is exercised in part. Payment for Warrant Shares shall be made by check or checks, payable to the order of the Company. If this Warrant is exercised in part, this Warrant must be exercised for a whole number of Warrant Shares, and the Holder is entitled to receive a new Warrant covering the number of Warrant Shares in respect of which this Warrant has not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon such surrender of this Warrant, the Company will (a) issue a certificate or certificates in the name of the Holder for the largest number of whole Warrant Shares to which the Holder shall be entitled and, if this Warrant is exercised is whole, in lieu of any fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (b) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

                  2. WARRANT CALL PROVISION. The Company shall have no right to call this Warrant at any time.

                  3. RESERVATION OF WARRANT SHARES. The Company agrees that, prior to the expiration of this Warrant, the Company will at all times have authorized and will reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares receivable upon the exercise of this Warrant, the Warrant Shares and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer (except as may arise under applicable securities laws) and free and clear of all preemptive rights.

                  4.  PROTECTION AGAINST DILUTION.

                  a)     If, at any time or from time to time after the date of
                      this Warrant, the Company shall issue to the holders of the Common Shares any Common Shares by way of a stock dividend or stock split (including, without limitation, a reverse stock split), then, and in each such case, the Per Share Warrant Price on the date of such stock dividend or stock split shall be adjusted, or further adjusted, to a price (to the nearest cent) determined by dividing (i) an amount equal to the number of Common Shares outstanding immediately prior to such issuance multiplied by the Per Share Warrant Price in effect immediately prior to such issuance by (ii) the total number of Common Shares outstanding immediately after issuance. Upon each adjustment in the Per Share Warrant Price resulting from a stock split or stock dividend, the number of Warrant Shares shall be adjusted by dividing the Aggregate Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment. Notice of each adjustment and each such readjustment shall be forthwith mailed to the Holder.

                  b)     If the Company shall be consolidated with or merged
                      into another corporation, or shall sell all or substantially all of its assets in part of a reorganization to which the Company is a party within the meaning on the Internal Revenue Code of 1986, as presently in effect, or shall issue a security convertible into its Common Shares as a dividend on its Common Shares, or shall reclassify or reorganize its capital structure (except a stock split covered by Subsection 3(a) hereof), each Warrant Share shall be replaced for the purposes hereof by the securities or properties issuable or distributable in respect on one Common Share upon such consolidation, merger, sale, reclassification or reorganization, and adequate provisions to the effect shall be made at the time thereof. Notice of such consolidation, merger, sale, reclassification or reorganization, and of said provisions so proposed to be made, shall be mailed to the Holder not less than 15 days prior to such event.

                  c)     If the Company shall sell all or substantially all of
                      its assets, other than as part of a reorganization to which the Company is a party within the meaning of the Internal Revenue Code of 1986, as presently in effect, or shall distribute its assets in dissolution or liquidation (other than as part of such a reorganization), the Company shall mail notice thereof to the Holder and shall make no distribution to shareholders until the expiration of 15 days from the date of mailing so said notice and then only to shareholders of record as of date at least 15 days after the date of the mailing of said notice. If this sale is for cash, then the outstanding warrants may be converted into common stock for 1/3 of a common share.

                  d)     If the Board of Directors of the Company shall declare
                      any dividend or other distribution in cash with respect to the Common Shares, other than out of surplus, the Company shall mail notice thereof to the Holder not less than 15 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution.

                  5. FULLY PAID SHARES; TAXES. The Company agrees that the Common Shares represented be each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per Warrant Share is at all time equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or Certificate

                  6. LOSS, ETC. OF WARRANT. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnify reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, and upon reimbursement of the Company's reasonably incidental expenses, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

                  7. WARRANT HOLDER NOT SHAREHOLDER. Except as otherwise provided therein, this Warrant does not confer upon the Holder any right to vote or to consent or to receive notice as s shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

                  8. COMMUNICATION. No notice or other communication under this Warrant shall be effective unless the same is in writing and is mailed by first class mail, postage prepaid, addressed to:

                      a) the Company at 15271 NW 60th Ave., #201, Miami Lakes, FL 33014, or such other address as the Company has designated in writing to the Holder, or

                      b)  the Holder at _____________________________________ or
                          such other address as the Holder has designated in writing to the Company.

                  9. HEADINGS. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

                  10. APPLICABLE LAW. This Warrant shall be governed by and
                      construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, World Diagnostics Inc. has caused this Warrant to be signed by its President and its corporate seal to be hereunto affixed this _____ day of _______, 2000.

ATTEST:                                     WORLD DIAGNOSTICS INC.

(Corporate Seal)                            __________________________________

                                  SUBSCRIPTION

         The undersigned, _____________________________________________________
pursuant to the provisions of the Warrant, dated October 1, 2000, granted World Diagnostics Inc. for __________ Common Shares hereby elects to purchase ________ (______________) Common Shares of World Diagnostics Inc. covered by this Warrant.

Dated: ___________________, 2000.

                                       Signature: _____________________________

                                                                       EXHIBIT C

                                  RISK FACTORS

         You should carefully consider the following factors before deciding to invest in World Diagnostic Inc.'s (hereinafter sometimes, the "Company" or "WDI") Securities. If any of the following risks actually occur, our business, financial condition and results of operations could be materially and adversely affected. Consequently, you could sustain the loss of your entire investment.

                          RISKS RELATING TO THE COMPANY

WE CANNOT PREDICT OUR SUCCESS BECAUSE OUR BUSINESS MODEL IS UNPROVEN.

         Our success depends on commercial validation of our beliefs that Internet usage and e-commerce popularity will continue to grow rapidly and that we can achieve profitability based on our anticipated revenue streams. We cannot predict whether demand for our products will increase, particularly at the volume or prices we need to become profitable. Although Internet usage and e-commerce are growing rapidly, we cannot be certain that this growth will continue in its present form, or at all. In addition, an increasing number of companies, some of which have greater financial resources than us, offer products similar to ours, and we expect competition to intensify.

WE HAVE A LIMITED OPERATING HISTORY.

         The Company was originally organized in February 1997 and has a limited operating history. The Company is a relatively new business and no assurance can be given that the Company will be successful. Accordingly, the Company's limited operating history prohibits an effective evaluation of the potential success of the Company. The Company's viability and continued operations are dependent upon future profitability, its ability to generate cash flow and other business opportunities. The Company's operations are subject to all the risks inherent in the establishment of a young business enterprise. The likelihood of success for the Company must be considered in light of the problems, expenses, complications, and delays frequently encountered in connection with the development of a new business and the competitive environment in which the Company operates. There can be no assurance that the Company will be able to operate profitably in the future. Its financial objectives must therefore be considered highly speculative.

GOING CONCERN AUDITOR'S AUDIT.

         The WDI financial statements for year ended March 31, 2000 were issued pursuant to a going concern report by the WDI auditors. This report states that the continuation of operations is dependent upon WDI's ability to obtain adequate financial resources.

 WDI EXPECTS TO CONTINUE TO INCUR LOSSES FOR THE FORESEEABLE FUTURE.

         WDI incurred a net loss of $1,701,820 for the year ended March 31, 2000, including a negative equity adjustment of $493,938 for fiscal 2000. At March 31, 2000, the Company had an accumulated deficit of $2,648,340. There is no assurance that WDI will generate significant revenue or achieve profitability. There is no assurance WDI will be successful in obtaining additional financing or that such financing will be available, nor if such financing becomes available that it would be upon terms acceptable to WDI.

WDI WILL REQUIRE ADDITIONAL WORKING CAPITAL.

         The Company will require additional working capital and other funds for the maintenance and expansion of its operations. We may not be able to raise additional capital in the future on terms acceptable to us or at all. Moreover, future financings may be dilutive to our shareholders. If alternative sources of financing are insufficient or unavailable, we will be required to modify our growth and operating plans in accordance with the extent of available funding.

         There is no assurance that WDI will be successful in obtaining additional financing or that such financing will be available, nor if such financing becomes available that it would be upon acceptable terms to WDI.

WE MAY ENCOUNTER DIFFICULTIES PURSUING OUR EXPANSION STRATEGY AND MANAGING OUR GROWTH.

         Our ability to generate sufficient cash flows from operations will depend upon continued growth in developing markets and the successful, timely and cost-effective expansion of our business. Our continued growth depends upon a number of factors, including our ability to:

       * form joint ventures or other strategic alliances with distributors on acceptable terms;

       * secure adequate financing to fund our expansion and operating losses;

       * continue to maintain and develop adequate billing and management information systems;

       * continue to maintain and develop an adequate system infrastructure to accommodate increasing numbers of customers while maintaining high standards of quality and reliability;

       * successfully develop our WDI brand in the markets in which we operate;

       * adapt to different geographic markets; and

       * respond effectively to trends in the industry, including trends related to technological advances.

WE ARE A NEW COMPANY AND ARE VULNERABLE TO THE UNCERTAINTIES AND DIFFICULTIES FREQUENTLY ENCOUNTERED BY EARLY STAGE COMPANIES.

         As a new company, we are vulnerable to the uncertainties and difficulties encountered by early stage company, such as our ability to implement sales and marketing activities and attain, retain and motivate qualified personnel.

         We cannot assure you that we will successfully implement our expansion strategy, that we will generate sufficient net cash flow from operations or that we will be able to obtain sufficient funding to satisfy all of our obligations. If the implementation of our expansion strategy is delayed or unsuccessful or if we do not generate sufficient cash flow to meet our debt service, capital expenditure and working capital requirements, we may need to seek additional financing or pursue one or more alternative strategies. We cannot assure you that any such alternative strategies will be feasible at the time or prove adequate.

WE DEPEND HEAVILY ON KEY PERSONNEL.

         Due to the specialized nature of our business, we are dependent upon the continued efforts of our management and key personnel, including Ken Peters, President, Maureen Besson, Vice-President-Operations, and Kenneth Lambley, Vice President-Sales and Marketing, While the company has obtained Keyman insurance on its Chief Executive Officer in the amount of $2,000,000, the insurance may not be enough to secure a replacement in the event of the loss of such officer. The loss of the services of any key employee would likely have a material adverse effect on our business and prospects.

         Our success also depends on our ability to attract and retain additional highly qualified management, technical, marketing and sales personnel. These individuals are in high demand and we may not be able to attract the staff we need. The hiring process will be intensely competitive, time consuming and will divert the attention of our management from our operations.

OUR FUTURE FINANCING AGREEMENTS MAY CONTAIN RESTRICTIONS THAT AFFECT OUR ABILITY TO TAKE CERTAIN ACTIONS, INCLUDING PURSUING OUR EXPANSION STRATEGY.

         The restrictions and covenants in any of our future financing agreements may adversely affect our ability to finance our operations or capital needs, to pursue our expansion strategy or to engage in other business activities that may be in our interest. Events beyond our control may affect our ability to comply with these covenants, including covenants requiring compliance with certain financial ratios. A breach of any of these covenants, including our inability to comply with the required financial ratios could result in a default under our obligations.

THE CONTINUED EXPANSION OF OUR BUSINESS OUTSIDE THE UNITED STATES PRESENTS US WITH CERTAIN SPECIAL RISKS.

         Our business strategy is to continue the expansion of our business operations in developing countries. As we continue to develop our international operations, we will increasingly become subject to a number of special risks regarding transnational businesses, including trade barriers, restrictions on repatriation of earnings, national labor strikes, war and civil strife, political risks and risks of increases in duties, taxes and governmental royalties as well as changes in laws and policies affecting Internet services or governing operations of foreign-based companies. In addition, as a result of our customers being located outside of the United States, it will be very difficult for the Company to institute cost effective collection proceedings with respect to any of the accounts receivable may become in default.

                         RISKS RELATING TO OUR STRATEGY

THE COMPANY OPERATES IN A HIGHLY COMPETITIVE AND TECHNICAL ENVIRONMENT.

         The markets in which the Company operates are highly competitive and subject to rapid technological change. A large number of companies are involved or are becoming involved in the development and commercialization of diagnostic tests. Competitors include major pharmaceutical and medical diagnostic companies, many of which have considerably greater financial, technical, clinical and marketing resources than WDI. Such companies may improve existing products more efficiently than WDI or may design and develop new diagnostic products which are more accepted in the marketplace than the Company's products. Further, the markets in which WDI competes and intends to compete are undergoing, and are expected to continue to undergo, rapid and significant technological change, and WDI expects competition to intensify as technological advances in such fields are made.

         Several of WDI's competitors have developed or may develop products that are similar in design and capability to WDI's existing products or products under development. WDI further anticipates that additional products for similar applications will be developed and marketed by WDI's competitors. There can be no assurance that WDI will have the resources, technical expertise or marketing, distribution or support capabilities to compete successfully in the future or that it will successfully develop technologies and products that are more effective or affordable than those being developed by its competitors or that developments by its competitors will not render WDI's products or technologies obsolete or noncompetitive. In addition, WDI's competitors may achieve patent protection, regulatory approval or commercialization earlier than WDI and gain competitive advantages relative to WDI.

THE COMPANY'S ESTIMATES OF PRODUCT LIFE CYCLES IN EMERGING MARKETS MAY BE INCORRECT.

         In the developing and emerging international market it is difficult to estimate product life cycles. In the United States market product life cycles are traditionally 18 to 36 months, primarily because of the health care reimbursement systems, which create rising revenues upon product introductions until price erosion occurs and new technologies are introduced. As a consequence, WDI's modern technology products, (easy to use, equipment based flexible systems), are arriving before the larger U.S. based corporations even begin to export their older advanced technology. WDI believes that by offering modern technologies to developing and emerging international markets, it will continue to gain market share over the next several years. If the Company's estimates of product life cycles in emerging markets is incorrect the Company's business and financial prospects will be adversely effected.

WE RELY ON OUR COMMUNICATION INFRASTRUCTURE PROVIDERS FOR THE DISTRIBUTION OF OUR WEBSITES.

         Our business and financial results depend in significant part on the capacity, expandability, affordability, reliability and security of the telecommunications network infrastructures we utilize. The use of our Websites and the distribution of our products and services require subscribers and users to initiate connections between their personal computers and local or regional dial up points of presence ("POPs"). Because we depend on third-party telecommunications carriers, we do not have direct control over network reliability and certain aspects of service quality. Network capacity constraints at particular POPs, especially at times of peak usage, can prevent or delay access to connect to those POPs. A natural disaster, fire and flooding, power loss, software related system failures and various similar events that affect the POPs or the telecommunications lines we use, or that affects a nation's telecommunications network in general, could cause interruptions in our services. Poor network performance could result in lower customer satisfaction with our e-commerce solution.

SEASONAL CONDITIONS AFFECT DEMAND FOR CERTAIN OF THE COMPANY'S PRODUCTS.

         Sales levels for several of the Company's products are occasionally affected by seasonal demand trends for certain sub tropical epidemic outbreaks such as Dengue Fever, Malaria and other mosquito born diseases. In other parts of the world, influenza and strep or other viral outbreaks would not have any significant impact on sales. Sales for these products are not expected to exceed more than 5% to 7% of annual revenues.

ACTUAL AND PERCEIVED RISK OF SECURITY BREACHES AND OTHER DISRUPTIVE EVENTS COULD HARM US.

         Both our infrastructure and the infrastructure of Internet service providers may be compromised by security breaches or similar disruptive problems and system failures. Our systems are also subject to damage caused by fire, flooding, telecommunications failures, power loss, software-related system failures and various similar events. Any of these events, whether intentional or accidental, could lead to interruptions, delays or cessation of service. Third parties could also potentially jeopardize the security of confidential information stored in our computer systems or our customer's computer systems through their inappropriate use of the Internet, which could subject us to liability. Protecting against the threat of security breaches or alleviating problems caused by breaches may require us to expend significant capital or other resources. In addition, we could lose customers if our service, or the Internet in general, is perceived as not having adequate data security.

         Although we maintain redundant computing and/or communication resources, if there should be a complete failure of such systems, our insurance policies may not adequately compensate us for any losses that may occur due to such failures or interruptions in our business.

OUR STRATEGY TO DEVELOP THE WDI BRAND MAY NOT SUCCEED.

         We expect to commence an extensive marketing campaign aimed at establishing the WDI brand in developing countries. Our marketing campaign may not accomplish this goal as we have a number of competitors with greater financial resources than the Company.

THE BUSINESS DEPENDS ON SUCCESSFUL RESEARCH AND DEVELOPMENT.

         The Company will focus its scientific development efforts in two areas:
1) the creation of new and improved diagnostic formats for its existing products; and 2) new infectious disease products with increased sensitivity resulting from DNA viral load detection, utilizing non-invasive specimens such as urine instead of blood or serum. WDI believes it has obtained significant footholds in using oligonucleotides for direct detection of a virus rather than the detection of antibodies, and that this type of format will lead to faster detection of disorders and provide more rapid treatment. Such a "test and treat" approach can lower costs and reduce inappropriate therapy, while increasing the efficiency of therapy among those patients most in need. If the Company is not successful in its research and development efforts it will not be able to successfully implement its business plan.

OUR BUSINESS IS DEPENDANT UPON THIRD PARTY SUPPLIERS.

         WDI contracts with approximately 37 suppliers to manufacture and produce various components of WDI products. While there is an agreement with each supplier, there can be no assurances that such contracts will be fulfilled or that internal problems within these third parties will not affect production or productivity in the future. While WDI believes that the suppliers have the ability to meet production requirements, or be replaced, there can be no assurances that the suppliers will meet all their contractual obligations or that the company will not be affected in the event of a breach of contract. WDI believes it can obtain suitable replacement products from other suppliers, however, the loss of a supplier may still have some negative impact on operations.

THE COMPANY'S PRODUCTS REQUIRE GOVERNMENT APPROVALS.

         WDI must obtain product and/or company registration in each country in which WDI products are sold. Government unrest, politics, or other unforeseeable complications may prevent the further sale of WDI products in a given country. Moreover, WDI has some contracts through government entities the loss of which could have a material affect on the business of the Company.

THE COMPANY'S PRODUCTS AND PROCESSES ARE SUBJECT TO GOVERNMENT REGULATION.

         The vast majority of the Company's sales occur outside the United States. The Company has FDA approval for sales in the United States and export of approximately 350 of the approximately 1,020 products it offers for sale. The Company believes that the export of these products is in compliance with applicable foreign law. The Company has an FDA Registration Certificate of Foreign Commerce for its FDA approved products. The Company also has FDA Certificates of Exportability 801(e) for approximately 350 products which are provided by WDI to distributors who have represented to the Company that such Certificates of Exportability permit the sale of such products in the respective countries. As of this date, an insignificant amount of the Company's products are sold within the USA which are subject to the 1976 Medical Device Amendments to the Federal Food, Drug and Cosmetic Act, as amended, and/or provisions under the Safe Medical Act of 1990, which governs the manufacture and marketing of medical devices, including in vitro diagnostic test kits. In addition to the foregoing, the Company's present and future operations or products may be subject to regulation under the Occupational Safety and Health Act, Environmental Protection Act, Resource Conversion and Recovery Act, Toxic Substances Control Act, Clinical Laboratory Improvement Act and other present or possible future legislation and regulations, as well as by governmental agencies with regulatory authority relating to the Company's business.

THE COMPANY'S PRODUCTS ARE NOT PROTECTED BY PATENTS.

         WDI has not applied for patent protection with respect to any of its products. The Company protects its trade secrets through confidentiality and non-competition agreements executed by its employees. The Company may file for patent protection within the United States or other countries with respect to a patent where economic protection for the product is needed and such patent can be obtained. No assurance can be given that patents will be issued to WDI pursuant to any future patent applications in the United States or abroad or that WDI's patents, when and if issued, will provide the Company with a meaningful level of commercial protection. A large number of individuals and commercial enterprises seek patent protection for technologies, products and processes in fields related to WDI's areas of product development. To the extent such efforts are successful, the Company may be required to obtain licenses in order to exploit certain of its product strategies. There can be no assurance that such licenses will be available to WDI at all or if so, on acceptable terms.

THE COMPANY HAS LIMITED PRODUCT LIABILITY INSURANCE.

         WDI's business exposes it to product liability risks relating to the manufacturing, marketing and sale of diagnostic products. To date, WDI has not experienced any material product liability claims, but any such claim arising in the future could have a material adverse effect on WDI's business, financial condition and results of operations. WDI has limited product liability insurance in effect which, in the event of any legal action by third parties, could result in significant legal defense fees as well as damages for liability. While WDI may seek to obtain additional insurance in the future, the cost may be prohibitive. Therefore, WDI may have to rely on unrelated companies from whom it purchases WDI product components to provide such liability insurance. There can be no assurances that WDI will be able to obtain product liability insurance or that companies from whom WDI product components are purchased will be able to obtain product liability insurance. In the event that WDI is held liable for a claim against which it is not indemnified, or for damages exceeding the limits of its insurance coverage, or if any claim or product recall results in significant adverse publicity against WDI, such claim or publicity could have a material adverse effect on WDI's business, financial condition and results of operations.

WE HAVE BROAD DISCRETION OVER THE USE OF PROCEEDS OF THIS OFFERING.

         We will have broad discretion over the use of the net proceeds from this offering as well as our existing cash balances. The Company may, depending upon the total amount of proceeds received by the Company in connection with this offering, use up to a maximum of approximately $260,000 of the net proceeds to repay short term debt and bridge loans. Key elements of our business strategy include rapid expansion across Africa, South America, Eastern Europe and elsewhere, building the WDI brand and maintaining superior functionality and performance of our services. Pursuing these strategies will require us to increase materially various expenditures, including investments in capital equipment, marketing expenses and product development expenses.

                           RISKS RELATED TO TECHNOLOGY

THE COMPANY'S BUSINESS PROSPECTS ARE DEPENDANT ON CONTINUED GROWTH AND ACCEPTANCE OF THE INTERNET AND E-COMMERCE.

         Our business will suffer if the global marketplace for WDI's products and services does not accept Internet solutions. Business-to-business e-commerce is a new and emerging business practice that remains largely untested in the marketplace. Growth in the demand for our Internet-based purchasing solution for WDI's products and services depends on the adoption of e-commerce and Internet solutions by worldwide industry participants, which requires the acceptance of a new way of conducting business and purchasing diagnostic test and laboratory products. WDI business could suffer dramatically if e-commerce and Internet solutions are not accepted or not perceived to be effective.

THE INTERNET'S INFRASTRUCTURE MAY NOT BE ABLE TO SERVICE DEMAND.

         The growth and increasing volume of Internet traffic may cause performance problems which may adversely affect the development of our Internet-based business. The growth of Internet traffic to high volumes of use over a relatively short period of time has caused frequent periods of decreased Internet performance, delays and, in some cases, system outages. This decreased performance is caused by limitations inherent in the technology infrastructure supporting the Internet and the internal networks of Internet users. The international marketplace is less developed in its Internet infrastructure which may pose problems in the form of delays, interruptions and communication failures. If Internet usage continues to grow rapidly, the infrastructure of the Internet and its users may be unable to support the demands of growing e-commerce usage, and the Internet's performance and reliability may decline. If our existing or potential customers experience delays on the Internet, the adoption or use of our Internet-based, e-commerce purchasing solution may grow more slowly than we expect or even decline. Consequently, the Company may have difficulty obtaining new customers, or maintaining our existing customers, either of which could reduce our potential revenues and have a negative impact on our business, results of operations and financial condition.

OUR CUSTOMERS REQUIRE A SECURE INTERNET.

         Security and disruption problems with the Internet or transacting business over the Internet may inhibit the growth of our Internet-based business. The secure transmission of confidential information over the Internet is essential to maintaining customer and supplier confidence. Customers generally are concerned with security and privacy on the Internet and any publicized security problems could inhibit the growth of the conducting transactions. WDI may incur substantial expense to protect against and remedy security breaches and their consequences, which include computer viruses and other disruptive problems.

YEAR 2000 COMPLIANCE.

         Some computer systems and software products are coded to accept only two digit entries to represent years. For example, the year "1999" would be represented by "99." These computer systems and products need the ability to accept four digit entries to distinguish years beginning with 2000 from prior years. Computer systems and products that do not accept four digit year entries need to be upgraded or replaced to comply with such 'Year 2000" requirements. Prior to January 1, 2000, WDI's computer systems were audited for Year 2000 compliance by PricewaterhouseCoopers. Accordingly, WDI was prepared for, and its business was not affected by, Year 2000 computer problems. However, there can be no assurance that Year 2000 compliance problems will not be revealed in the future which could have a material adverse affect on the Company's business, financial condition and results of operations. Many of the Company's customers and suppliers may be affected by latent Year 2000 issues that may require them to expend significant resources to modify existing systems. This may result in those customers having reduced funds to purchase the Company's products or in suppliers experiencing difficulties in producing or shipping products to the Company on a timely basis or at all.

INTERNET USE AND E-COMMERCE MAY NOT CONTINUE TO GROW AS WE EXPECT.

         Our business is new and rapidly evolving and our ability to generate sufficient cash flows from operations depends upon the continued growth of Internet usage, and of its commercial uses in particular, and our ability to capture such growth. Our business and financial results will be dependent on the use of the Internet for business-to-business commerce. A number of factors, in general, may inhibit Internet usage, including inadequate network infrastructure, security and privacy concerns, fraud, government regulation, high telecommunication tariffs, inconsistent quality of service, fulfillment logistics and lack of availability of cost-effective service. If Internet usage grows, the Internet infrastructure may not be able to support the demands placed on it by this growth and its performance and reliability may decline. In addition, we may experience interruptions and delays as a result of outages, excessive demands on networks and other delays occurring throughout the Internet network infrastructure. If these outages or delays occur frequently in the future, general Internet usage, as well as the usage of our Websites, could grow more slowly or decline.

NEW OR AMENDED GOVERNMENT REGULATIONS COULD ADVERSELY AFFECT OUR BUSINESS.

         There are currently few laws or regulations that are designed to specifically regulate communications or commerce on the Internet. Due to the increasing popularity and use of the Internet and other factors, however, laws and regulations may be adopted in the future that address issues such as user privacy, pricing, and the characteristics and quality of products and services. As use of the Internet has become more pervasive, governments in Europe and the United States have recently intensified their attention to increased regulation of Internet services and electronic commerce. The United States and some nations in Europe have proposed or enacted legislation to restrict the free flow of information through the Internet that is deemed to be objectionable. United States regulators have been investigating the use of personal information by Internet companies. The European Union Directive 95/EC on the Protection of Individuals with Regard to the Processing of Personal Data and on Free Movement of Data dated October 25, 1998, regulates and limits the free flow of information through the Internet. Because our service can be accessed from anywhere in the world, we may be subject to regulation even in markets where we have no operations, which regulation could subject us to significant additional administrative, business and compliance costs. In addition, increased regulation of the Internet generally could increase the cost of transmitting data over, and conducting business through, the Internet or decrease the growth of the Internet including e-commerce transactions.

                         RISKS RELATING TO THE OFFERING

THE OFFERING PRICE OF THE SECURITIES IS ARBITRARY.

         The price of the Securities and other terms of this offering have been determined solely by us and do not necessarily bear any relation to our results of operations, our financial condition or any other criteria of value.

NEW INVESTORS WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION.

         Investors purchasing Securities in the offering will incur immediate and substantial dilution in net tangible book value per share. To the extent outstanding options to purchase common stock are exercised in the future, there will be further dilution to new investors.

THE COMPANY DOES NOT INTEND TO PAY DIVIDENDS ON ITS COMMON SHARES.

         WDI has never paid any dividends and WDI does not anticipate paying dividends in the foreseeable future. The future payment of dividends is directly dependent upon our future earnings, our financial requirements and other factors to be determined by our Board of Directors.

CONTROL OF THE COMPANY AND CONFLICTS OF INTEREST.

         Our Chairman and each of the other significant shareholders has the ability to influence our business affairs and prospects so long as they maintain ownership of certain percentages of our outstanding voting securities. Accordingly, they will be able to approve major corporate transactions such as recapitalizations, mergers, consolidations, dissolutions, repayment of debt obligations and sale of all or substantially all the assets of the Company without the vote or consent of the investors purchasing the Common Stock in this offering. (See Risk Factors "We Have Broad Discretion Over The Use Of Proceeds Of This Offering" herein.)

         Certain of our directors also serve as directors or officers of other companies with which we do or may conduct business. Therefore, there is a possibility that such directors may have a conflict of interest. Any decision made by directors is required to be made in accordance with their duties and obligations to deal fairly and in good faith with a view to the best interests of the Company. Directors may owe similar duties to other companies for which they serve as directors or officers. Because of the nature of the potential conflicts presented by certain of our suppliers, customers and others, the directors involved in such a conflict may not act in our best interests.

                                   EXHIBIT 4.1

                             WORLD DIAGNOSTICS INC.
                  "A" WARRANT FOR THE PURCHASE OF COMMON SHARES

No. W -                                             _____ Shares of Common Stock

         FOR VALUE RECEIVED, WORLD DIAGNOSTICS INC., a Delaware corporation (the "Company"), hereby certifies that or its permitted assigns is entitled to purchase from the Company, at any time or from time to time after October 1, 2000 but prior to 5:00PM on October 1, 2005, Thousand ( ) fully paid and non-assessable shares of common stock, par value $0.01 per share, of the Company for an aggregate purchase price of $_____ (computed on the basis of $1.375 per share). (Hereinafter, (i) said common shares, together with any other equity securities which may be issued by the Company in substitution therefor, are referred to as the "Common Shares", (ii) the Common Shares purchasable hereunder are referred to as the "Warrant Shares", (iii) the aggregate purchase price payable hereunder for the Warrant Shares is referred to as the "Aggregate Warrant Price", (iv) the price payable hereunder for each of the Warrant Shares, as adjusted in the manner set forth in Section 3, is referred to as the "Per Share Warrant Price" and (v) this Warrant and all warrants hereinafter issued in exchange or substitution for the Warrant are referred to as the "Warrants".) The Aggregate Warrant Price is not subject to adjustment. The Per Share Warrant Price and the number of Warrant Shares are subject to adjustment as hereinafter provided.

                  11. EXERCISE OF WARRANT. This Warrant may be exercised, in whole at any time or in part from time to time, on and after October 1, 2000, but prior to 5:00PM on October 1, 2005, by the holder of this Warrant (the "Holder") by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the principal office of the Company's counsel Herrick, Feinstein LLP, 2 Park Avenue, New York, New York 10016, together with proper payment of the Aggregate Warrant Price applicable on such date, or the proportionate part thereof if this Warrant is exercised in part. Payment for Warrant Shares shall be made by check or checks, payable to the order of the Company. If this Warrant is exercised in part, this Warrant must be exercised for a whole number of Warrant Shares, and the Holder is entitled to receive a new Warrant covering the number of Warrant Shares in respect of which this Warrant has not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon such surrender of this Warrant, the Company will (a) issue a certificate or certificates in the name of the Holder for the largest number of whole Warrant Shares to which the Holder shall be entitled and, if this Warrant is exercised is whole, in lieu of any fractional shares (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (b) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

                  12. WARRANT CALL PROVISION. The Company shall have the right to redeem the Class A Redeemable Warrants at any time at $.10 per Class A Redeemable Warrant, on 30 days prior written notice ("Notice Period"), if the closing bid price of the common stock exceeds $3.50 (subject to adjustment) for 14 consecutive trading days AND the warrants and their corresponding underlying shares have had a registration statement in effect continuously for the 30 days preceding the date of the redemption notice. The 30 days prior written notice must be sent within ten business days of the 14 consecutive trading day period. If the Class A Redeemable Warrants are redeemed, Class A Redeemable Warrant holders will lose their right to exercise the Warrants except during the Notice Period. Redemption of the Class A Redeemable Warrants could force the holders to exercise the Class A Redeemable Warrants at a time when it may be disadvantageous for the holders to do so or to sell the Class A Redeemable Warrants at the then market price or accept the redemption price, which likely would be substantially less than the market value of the Class A Redeemable Warrants at the time of redemption.

                  13. RESERVATION OF WARRANT SHARES. The Company agrees that, prior to the expiration of this Warrant, the Company will at all times have authorized and will reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares receivable upon the exercise of this Warrant, the Warrant Shares and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer (except as may arise under applicable securities laws) and free and clear of all preemptive rights.

                  14. PROTECTION AGAINST DILUTION.

                  e)     If, at any time or from time to time after the date of
                      this Warrant, the Company shall issue to the holders of the Common Shares any Common Shares by way of a stock dividend or stock split (including, without limitation, a reverse stock split), then, and in each such case, the Per Share Warrant Price on the date of such stock dividend or stock split shall be adjusted, or further adjusted, to a price (to the nearest cent) determined by dividing (i) an amount equal to the number of Common Shares outstanding immediately prior to such issuance multiplied by the Per Share Warrant Price in effect immediately prior to such issuance by (ii) the total number of Common Shares outstanding immediately after issuance. Upon each adjustment in the Per Share Warrant Price resulting from a stock split or stock dividend, the number of Warrant Shares shall be adjusted by dividing the Aggregate Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment. Notice of each adjustment and each such readjustment shall be forthwith mailed to the Holder.

                  f)     If the Company shall be consolidated with or merged
                      into another corporation, or shall sell all or substantially all of its assets in part of a reorganization to which the Company is a party within the meaning on the Internal Revenue Code of 1986, as presently in effect, or shall issue a security convertible into its Common Shares as a dividend on its Common Shares, or shall reclassify or reorganize its capital structure (except a stock split covered by Subsection 3(a) hereof), each Warrant Share shall be replaced for the purposes hereof by the securities or properties issuable or distributable in respect on one Common Share upon such consolidation, merger, sale, reclassification or reorganization, and adequate provisions to the effect shall be made at the time thereof. Notice of such consolidation, merger, sale, reclassification or reorganization, and of said provisions so proposed to be made, shall be mailed to the Holder not less than 15 days prior to such event.

                   g)    If the Company shall sell all or substantially all of
                      its assets, other than as part of a reorganization to which the Company is a party within the meaning of the Internal Revenue Code of 1986, as presently in effect, or shall distribute its assets in dissolution or liquidation (other than as part of such a reorganization), the Company shall mail notice thereof to the Holder and shall make no distribution to shareholders until the expiration of 15 days from the date of mailing so said notice and then only to shareholders of record as of date at least 15 days after the date of the mailing of said notice. If this sale is for cash, then each Warrant Share may be converted into 1/3 of a share of common stock.

                   h)    If the Board of Directors of the Company shall declare
                      any dividend or other distribution in cash with respect to the Common Shares, other than out of surplus, the Company shall mail notice thereof to the Holder not less than 15 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution.

                  15. FULLY PAID SHARES; TAXES. The Company agrees that the
                      Common Shares represented be each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per Warrant Share is at all time equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or Certificate therefor.

                  16. LOSS, ETC. OF WARRANT. Upon receipt of evidence
                      satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnify reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, and upon reimbursement of the Company's reasonably incidental expenses, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

                  17. WARRANT HOLDER NOT SHAREHOLDER. Except as otherwise
                      provided therein, this Warrant does not confer upon the Holder any right to vote or to consent or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

                  18. COMMUNICATION. No notice or other communication under this
                      Warrant shall be effective unless the same is in writing and is mailed by first class mail, postage prepaid, addressed to:

                      (c) the Company at 15271 NW 60th Ave., #201, Miami Lakes,
                          FL 33014, or such other address as the Company has designated in writing to the Holder, or

                      (d) the Holder at _____________________________________ or
                          such other address as the Holder has designated in writing to the Company.

                  19. HEADINGS. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

                  20. APPLICABLE LAW. This Warrant shall be governed by and
                      construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, World Diagnostics Inc. has caused this Warrant to be signed by its President and its corporate seal to be hereunto affixed this _____ day of _______, 2000.

ATTEST:                                     WORLD DIAGNOSTICS INC.

(Corporate Seal)                            __________________________________

                                  SUBSCRIPTION

         The undersigned, _____________________________________________________
pursuant to the provisions of the Warrant, dated October 1, 2000, granted World Diagnostics Inc. for __________ Common Shares hereby elects to purchase ________ (______________) Common Shares of World Diagnostics Inc. covered by this Warrant.

Dated: ___________________, 2000.

                                       Signature: _____________________________

                                   EXHIBIT 4.2

                             WORLD DIAGNOSTICS INC.
                  "B" WARRANT FOR THE PURCHASE OF COMMON SHARES

No. W -                                            ______ Shares of Common Stock

         FOR VALUE RECEIVED, WORLD DIAGNOSTICS INC., a Delaware corporation (the "Company"), hereby certifies that or its permitted assigns is entitled to purchase from the Company, at any time or from time to time after October 1, 2000 but prior to 5:00PM on October 1, 2005, _____ Thousand ( ) fully paid and non-assessable shares of common stock, par value $0.01 per share, of the Company for an aggregate purchase price of $_____ (computed on the basis of $1.625 per share). (Hereinafter, (i) said common shares, together with any other equity securities which may be issued by the Company in substitution therefor, are referred to as the "Common Shares", (ii) the Common Shares purchasable hereunder are referred to as the "Warrant Shares", (iii) the aggregate purchase price payable hereunder for the Warrant Shares is referred to as the "Aggregate Warrant Price", (iv) the price payable hereunder for each of the Warrant Shares, as adjusted in the manner set forth in Section 3, is referred to as the "Per Share Warrant Price" and (v) this Warrant and all warrants hereinafter issued in exchange or substitution for the Warrant are referred to as the "Warrants".) The Aggregate Warrant Price is not subject to adjustment. The Per Share Warrant Price and the number of Warrant Shares are subject to adjustment as hereinafter provided.

                  11. EXERCISE OF WARRANT. This Warrant may be exercised, in whole at any time or in part from time to time, on and after October 1, 2000, but prior to 5:00PM on October 1, 2005, by the holder of this Warrant the ("Holder") by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the principal office of the Company's counsel Herrick, Feinstein LLP, 2 Park Avenue, New York, NY 10016, together with proper payment of the Aggregate Warrant Price applicable on such date, or the proportionate part thereof if this Warrant is exercised in part. Payment for Warrant Shares shall be made by check or checks, payable to the order of the Company. If this Warrant is exercised in part, this Warrant must be exercised for a whole number of Warrant Shares, and the Holder is entitled to receive a new Warrant covering the number of Warrant Shares in respect of which this Warrant has not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon such surrender of this Warrant, the Company will (a) issue a certificate or certificates in the name of the Holder for the largest number of whole Warrant Shares to which the Holder shall be entitled and, if this Warrant is exercised is whole, in lieu of any fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (b) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

                  12. WARRANT CALL PROVISION. The Company shall have no right to call this Warrant at any time.

                  13. RESERVATION OF WARRANT SHARES. The Company agrees that, prior to the expiration of this Warrant, the Company will at all times have authorized and will reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares receivable upon the exercise of this Warrant, the Warrant Shares and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer (except as may arise under applicable securities laws) and free and clear of all preemptive rights.

                  14. PROTECTION AGAINST DILUTION.

                  e)     If, at any time or from time to time after the date of
                      this Warrant, the Company shall issue to the holders of the Common Shares any Common Shares by way of a stock dividend or stock split (including, without limitation, a reverse stock split), then, and in each such case, the Per Share Warrant Price on the date of such stock dividend or stock split shall be adjusted, or further adjusted, to a price (to the nearest cent) determined by dividing (i) an amount equal to the number of Common Shares outstanding immediately prior to such issuance multiplied by the Per Share Warrant Price in effect immediately prior to such issuance by (ii) the total number of Common Shares outstanding immediately after issuance. Upon each adjustment in the Per Share Warrant Price resulting from a stock split or stock dividend, the number of Warrant Shares shall be adjusted by dividing the Aggregate Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment. Notice of each adjustment and each such readjustment shall be forthwith mailed to the Holder.

                  f)     If the Company shall be consolidated with or merged
                      into another corporation, or shall sell all or substantially all of its assets in part of a reorganization to which the Company is a party within the meaning on the Internal Revenue Code of 1986, as presently in effect, or shall issue a security convertible into its Common Shares as a dividend on its Common Shares, or shall reclassify or reorganize its capital structure (except a stock split covered by Subsection 3(a) hereof), each Warrant Share shall be replaced for the purposes hereof by the securities or properties issuable or distributable in respect on one Common Share upon such consolidation, merger, sale, reclassification or reorganization, and adequate provisions to the effect shall be made at the time thereof. Notice of such consolidation, merger, sale, reclassification or reorganization, and of said provisions so proposed to be made, shall be mailed to the Holder not less than 15 days prior to such event.

                   g)    If the Company shall sell all or substantially all of
                      its assets, other than as part of a reorganization to which the Company is a party within the meaning of the Internal Revenue Code of 1986, as presently in effect, or shall distribute its assets in dissolution or liquidation (other than as part of such a reorganization), the Company shall mail notice thereof to the Holder and shall make no distribution to shareholders until the expiration of 15 days from the date of mailing so said notice and then only to shareholders of record as of date at least 15 days after the date of the mailing of said notice. If this sale is for cash, then the outstanding warrants may be converted into common stock for 1/3 of a common share.

                   h)    If the Board of Directors of the Company shall declare
                      any dividend or other distribution in cash with respect to the Common Shares, other than out of surplus, the Company shall mail notice thereof to the Holder not less than 15 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution.

                  15. FULLY PAID SHARES; TAXES. The Company agrees that the
                      Common Shares represented be each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per Warrant Share is at all time equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or Certificate

                  16. LOSS, ETC. OF WARRANT. Upon receipt of evidence
                      satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnify reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, and upon reimbursement of the Company's reasonably incidental expenses, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

                  17. WARRANT HOLDER NOT SHAREHOLDER. Except as otherwise
                      provided therein, this Warrant does not confer upon the Holder any right to vote or to consent or to receive notice as s shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

                  18. COMMUNICATION. No notice or other communication under this
                      Warrant shall be effective unless the same is in writing and is mailed by first class mail, postage prepaid, addressed to:

                      c) the Company at 15271 NW 60th Ave., #201, Miami Lakes,
                         FL 33014, or such other address as the Company has designated in writing to the Holder, or

                      d) the Holder at ______________________________________ or
                         such other address as the Holder has designated in writing to the Company.

                  19. HEADINGS. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

                  20. APPLICABLE LAW. This Warrant shall be governed by and
                      construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF,World Diagnostics Inc. has caused this Warrant to be signed by its President and its corporate seal to be hereunto affixed this _____ day of _______, 2000.

ATTEST:                                     WORLD DIAGNOSTICS INC.

(Corporate Seal)                            __________________________________

                                  SUBSCRIPTION

         The undersigned, _____________________________________________________
pursuant to the provisions of the Warrant, dated October 1, 2000, granted World Diagnostics Inc. for __________ Common Shares hereby elects to purchase ________ (______________) Common Shares of World Diagnostics Inc. covered by this Warrant.

Dated: ___________________, 2000.

                                       Signature: _____________________________